Original Electronically Transmitted to the Securities
  and Exchange Commission on January 10, 1995         Registration No. 33-57197


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              AMENDMENT NO. 1

                                    TO

                                 Form S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ECOLAB INC.
           (Exact name of registrant as specified in its charter)

            DELAWARE                                 NO. 41-0231510
    (State of incorporation)                        (I.R.S. Employer
                                                  Identification No.)

          Ecolab Center                        William R. Rosengren, Esq.
       St. Paul, MN  55102                     Senior Vice President - Law and
         (612) 293-2233                               General Counsel
  (Address, including zip code, and                     Ecolab Inc.
  telephone number, including area                     Ecolab Center
  code, of registrant's principal                   St. Paul, MN  55102
  executive offices)                                   (612) 293-2396
                                               (Name, address, including
                                               zip code, and telephone
                                               number, including area
                                               code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                ECOLAB INC.

          Cross-Reference Sheet Showing Location in Prospectus of
            Information Required by Items in Part I of Form S-3

                 Item                          Location in Prospectus

1.   Forepart of Registration
     Statement and Outside Front           Cover of the Registration
     Cover Page of Prospectus . . . .      Statement; Outside front
                                           cover page of the Prospectus

2.   Inside Front and Outside Back
     Cover Pages of Prospectus  . . .      Inside front cover page of
                                           the Prospectus

3.   Summary Information, Risk
     Factors and Ratio of Earnings to      The Company
     Fixed Charges  . . . . . . . . .

4.   Use of Proceeds  . . . . . . . .      Use of Proceeds

5.   Determination of Offering Price       Inapplicable

6.   Dilution . . . . . . . . . . . .      Inapplicable

7.   Selling Security Holders . . . .      Selling Stockholders

8.   Plan of Distribution . . . . . .      Plan of Distribution

9.   Description of Securities to be       Information Incorporated by
     Registered . . . . . . . . . . .      Reference

10.  Interests of Named Experts and        Legal Matters; Experts
     Counsel  . . . . . . . . . . . .

11.  Material Changes . . . . . . . .      Recent Developments,
                                           Information Incorporated by
                                           Reference

12.  Incorporation of Certain
     Information by Reference . . . .      Information Incorporated by
                                           Reference

13.  Disclosure of Commission
     Position on Indemnification for       Inapplicable
     Securities Act Liabilities . . .

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.
A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                SUBJECT TO COMPLETION, DATED JANUARY 10, 1995

     PROSPECTUS
                                   ECOLAB INC.

                        4,455,343 SHARES OF COMMON STOCK

          This Prospectus relates to the proposed sale of up to 4,455,343 shares (the "Offered Shares") of the common stock, par value $1.00 per share (the "Common Stock"), of Ecolab Inc. ("Ecolab" or the "Company") which may be offered for sale from time to time by Leonard J. Kaplan, Bernard Gutterman, Randall R. Kaplan, The First Grantor Retained Annuity Trust of Tobee W. Kaplan, The Second Grantor Retained Annuity Trust of Tobee W. Kaplan, The Kaplan Family Foundation and The Gutterman Foundation (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Offered Shares.

          The sale and/or distribution of the Offered Shares by the Selling Stockholders may be effected from time to time through brokers, agents, dealers or underwriters in one or more transactions (which may involve crosses and principal trades, including block transactions), in special offerings, negotiated transactions, exchange distributions or secondary distributions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, the specific Offered Shares to be sold, the name of the Selling Stockholders, the purchase price, the public offering price, the name of any such brokers, agents, dealers or underwriters, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock is listed on the New York Stock Exchange ("NYSE") and Pacific Stock Exchange and traded under the symbol "ECL." On January 4, 1995, the closing price of the Company's Common Stock as reported for The New York Stock Exchange, Inc. Composite Transaction Reporting System was $20.375 per share.

          The purpose of this offering is to register 4,455,343 shares of Common Stock issued by the Company in connection with that certain Merger Agreement, dated as of November 2, 1994 (the "Merger Agreement") among Ecolab, EHK, Inc. I, a North Carolina corporation and a wholly owned subsidiary of Ecolab, EKH, Inc. II, a North Carolina corporation and a wholly owned subsidiary of Ecolab, EKH, Inc. III, a North Carolina corporation and a wholly owned subsidiary of Ecolab, Kay Chemical Company, a North Carolina corporation ("Kay Chemical"), Kay Chemical International, Inc., a North Carolina corporation ("Kay International"), Kay Europe, Inc., a North Carolina corporation ("Kay Europe," and together with Kay Chemical and Kay International, the "Related Companies") and the stockholders of the Related Companies.

          Upon any sale of the Common Stock offered hereby, the Selling Stockholders and participating agents, brokers and dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          No underwriter is initially being utilized in connection with this offering. The Company will pay all expenses incurred in connection with this offering other than fees and expenses (including underwriting fees and selling commissions) of the Selling
     Stockholders.  See "Plan of Distribution."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is                    , 1995.

                              AVAILABLE INFORMATION

          Ecolab is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's filings may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock and Common Stock purchase rights are listed on the NYSE and the Pacific Stock Exchange. The Company's reports, proxy statements and other filings with the Commission are also available for inspection at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

          The Company has filed with the Commission a Registration Statement on a Form S-3 under the Securities Act, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the amendments, exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, and to the exhibits and schedules filed therewith. All of these documents may be inspected without charge at the Commission's principal office in Washington, D.C., and copies thereof may be obtained from the Commission at the prescribed rates or may be examined without charge at the public reference facilities of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

          The following documents previously filed by the Company with the Commission pursuant to the Exchange Act (Commission File No. 1-9328) are incorporated in and made a part of this Prospectus:

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

          (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994; and

          (iii) The Company's Current Reports on Form 8-K dated November 2, 1994 and December 7, 1994.

          The description of the Common Stock, which is registered under
     Section 12 of the Exchange Act, is set forth under the caption "Description of Registrants Securities to be Registered" contained in the Company's Form 8-A/A dated October 28, 1994, which constitutes Amendment No. 5 to the Company's original Registration Statement on Form 8-A dated November 17, 1986, and is hereby incorporated herein by reference. All documents which the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all documents described above (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests should be addressed to Corporate Secretary, Ecolab Inc., Ecolab Center, St. Paul, Minnesota 55102 (telephone (612) 293-2233).

                                   THE COMPANY

          The Company is engaged in the development and marketing of premium products and services for institutional and industrial markets. The Company provides cleaning, sanitizing, pest elimination and maintenance products, systems and services to food service, lodging, healthcare, commercial and institutional laundries and to farms, dairies and food and beverage processors. In addition, the Company and Henkel KGaA of Dusseldorf, Germany, each have a 50% economic interest in a joint venture which operates institutional and industrial cleaning and sanitizing businesses in Europe.

          The Company is a Delaware corporation with its principal executive offices at Ecolab Center, St. Paul, Minnesota 55102. The Company's telephone number is (612) 293-2233.

                               RECENT DEVELOPMENTS

          The mergers contemplated by the Merger Agreement (the "Mergers") were consummated on December 7, 1994. Pursuant to the Mergers, each of the Related Companies became a wholly-owned subsidiary of the Company and 4,455,343 shares of Common Stock, in the aggregate, were issued to certain of the Selling Stockholders. The Related Companies are engaged in the manufacture and distribution of cleaning and sanitizing products for the fast food industry.

                                 USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Offered Shares.

                              PLAN OF DISTRIBUTION

          The Offered Shares may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Offered Shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders selling as principal and/or the purchasers of the Offered Shares for whom they may act as agent. The Offered Shares may be sold from time to time in one or more transactions (which may involve crosses and block transactions) on the NYSE or the Pacific Stock Exchange and any other stock exchanges on which the Offered Shares are admitted for trading, pursuant to and in accordance with the rules of such exchanges, in negotiated transactions or otherwise, at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Offered Shares to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of Offered Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

          If any broker-dealer purchases the Offered Shares as principal it may effect resales of the Offered Shares from time to time to or through other broker-dealers, and the other broker-dealers may receive compensation in the form of concessions or commissions from the principals and/or the purchasers of the Offered Shares for whom they may act as agents. The Selling Stockholders and any underwriter, dealer or agent that participates in the distribution of the Offered Shares may be deemed underwriters under the Securities Act, and any profit on the sale of the Offered Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

          At the time a particular offer of the Offered Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, brokers, dealers or agents (whether such party is acting as a principal or as agent for the Selling Stockholders), any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

          The terms of the Merger Agreement provide for the Company to file a shelf registration statement (the "Shelf Registration Statement") covering the Offered Shares. The Registration Statement of which this Prospectus is a part constitutes the Shelf Registration Statement.
     The Company has agreed to use its reasonable efforts to cause the Shelf Registration Statement to become effective and keep the Shelf Registration Statement effective until the earlier of (i) such time as all of the Offered Shares have been disposed of or (ii) December 7, 1997. Under the terms of the Merger Agreement and the Foundation Agreement, dated as of January 5, 1995 (the "Foundation Agreement"), among the Company and The Kaplan Family Foundation and The Gutterman Foundation (the "Foundations"), the Selling Stockholders have agreed to refrain from selling or offering to sell Offered Shares with this Prospectus in certain circumstances.

          To comply with securities laws of certain states, if applicable, the Offered Shares will be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the Offered Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available or is complied with.

          The Company will pay all of the expenses incident to the offering and sale of the Offered Shares to the public other than the fees and expenses (including underwriting fees and selling commissions) of the Selling Stockholders.

                              SELLING STOCKHOLDERS

          This Prospectus relates to shares of Common Stock that have been acquired in connection with the Mergers by certain of the Selling Stockholders. The Selling Stockholders may offer the Offered Shares with this Prospectus in accordance with the terms of the Merger Agreement and the Foundation Agreement.

          The following table sets forth the name of each Selling Stockholder and the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Mergers (or, in the case of the Foundations, received pursuant to donations from other Selling Stockholders) and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.


                         Selling                    Shares Covered
                         Stockholder                by this Prospectus
                         -----------------          ------------------
                         Leonard J. Kaplan             1,798,051

                         Bernard Gutterman               648,302

                         Randall R. Kaplan             1,203,303

                         The First Grantor Retained      176,422
                           Annuity Trust of Tobee
                           W. Kaplan (1)

                         The Second Grantor              529,265
                           Retained Annuity Trust
                           of Tobee W. Kaplan (1)

                         The Kaplan Family               80,000
                            Foundation(2)

                         The Gutterman Foundation (3)    20,000


     (1) The trustees of the Grantor Retained Annuity Trusts ("GRATs") are Seldon E. Patty and Thomas W. Sinks. The beneficiaries (and the beneficial owners of the stock held in each) of the GRATs are Tobee W. Kaplan, Randall R. Kaplan and several trusts which have been established for the benefit of the children of Tobee W. Kaplan and their respective families.
     (2) The trustees of The Kaplan Family Foundation are Leonard J. Kaplan, Tobee W. Kaplan and Seldon E. Patty, and The Kaplan Family Foundation has no other members or stockholders. The Kaplan Family Foundation is a North Carolina non-profit corporation and the purposes for which it is organized are to receive and administer money and property for charitable, religious, educational and scientific purposes and to establish, foster, maintain or support, through donations of money or property for charitable, religious, educational and scientific purposes, organizations that qualify as exempt organizations under Section 501(c)(3) of the Internal Revenue Code.

     (3) The directors of The Gutterman Foundation are Bernard Gutterman, Nancy Gutterman and David D. Gutterman, and The Gutterman Foundation has no members or stockholders. The Gutterman Foundation is a North Carolina non-profit corporation and is organized exclusively for religious, charitable, scientific, literary and educational purposes.

          With the exception of the Foundations, the Selling Stockholders are former stockholders of the Related Companies. During the three years prior to the consummation of the Mergers, (i) Leonard J. Kaplan was the President, Treasurer and a director of Kay International, a Vice President, Secretary and a director of Kay Europe and until December 13, 1993 the President, Treasurer and a director, and from and after December 13, 1993 the Chairman of the Board and Secretary, of Kay Chemical; (ii) Bernard Gutterman was the Executive Vice President, Assistant Secretary and a director of Kay International, the Executive Vice President, Assistant Secretary and a director of Kay Europe and until December 13, 1993 the Executive Vice President, Assistant Secretary and a director, and from and after December 13, 1993 the Vice Chairman of the Board, Assistant Secretary and a director, of Kay Chemical; and (iii) Randall R. Kaplan was a Vice President, Secretary and a director of Kay International, the President, Treasurer and a director of Kay Europe and until December 13, 1994 a Vice President and Secretary, and from and after December 13, 1994 the President and Treasurer, of Kay Chemical. Randall R. Kaplan is currently the President of each of the Related Companies, and Leonard J. Kaplan and Bernard Gutterman have been engaged by Kay Chemical to provide consulting services. Tobee W. Kaplan, a trustee of The Kaplan Family Foundation and a beneficiary of the GRATs, was during the three years prior to the Mergers a Vice President, Assistant Secretary and a director of Kay Chemical. No other Selling Stockholder has had any relationship with the Company or any of its affiliates during the past three years other than described above.

                                  LEGAL MATTERS

          Certain legal matters regarding the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Kenneth A. Iverson, Vice President and Secretary of the Company.

                                     EXPERTS

          The consolidated financial statements and related supplemental financial statement schedules of the Company, which are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein and in the Registration Statement by reference, have been audited by Coopers & Lybrand, independent accountants. Such financial statements and financial statement schedules are incorporated herein and in the Registration Statement by reference in reliance upon the reports of Coopers & Lybrand given upon the authority of that firm as experts in accounting and auditing.

          With respect to unaudited interim financial information incorporated herein and in the Registration Statement by reference, Coopers & Lybrand (Coopers & Lybrand L.L.P. effective August 1, 1994) have reported that they have applied limited procedures in accordance with professional standards for reviews of such information. However, their separate reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994 and incorporated by reference herein and in the Registration Statement, state that they did not audit and they do not express an opinion on that interim financial information.
     Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Securities Act") for their reports on the unaudited interim financial information because each such report is not a "report" or a "part" of the Registration Statement prepared or certified by the independent accountants within the meaning of Sections 7 and 11 of the Securities Act.

          In addition, the combined financial statements and financial statement schedules of the Henkel-Ecolab Joint Venture, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein and in the Registration Statement by reference, have been audited by KPMG Deutsche Treuhand-Gesellschaft, independent accountants. Such combined financial statements and financial statement schedules are incorporated herein and in the Registration Statement by reference in reliance upon the reports of KPMG Deutsche Treuhand-Gesellschaft given upon the authority of that firm as experts in accounting and auditing.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in, or incorporated by reference in, this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                            TABLE OF CONTENTS

                                                    Page

                     Available Information . . . . .  2
                     Information Incorporated by
                     Reference . . . . . . . . . . .  2
                     The Company . . . . . . . . . .  3
                     Recent Developments . . . . . .  3
                     Use of Proceeds . . . . . . . .  3
                     Plan of Distribution  . . . . .  3
                     Selling Stockholders  . . . . .  5
                     Legal Matters . . . . . . . . .  6
                     Experts . . . . . . . . . . . .  6


                                4,455,343 SHARES

                                  COMMON STOCK

                               ($1.00 Par Value)

                                   ECOLAB INC.

                             ___________________, 1995

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Registration fee . . . . . . . . . .  $31,303
          Stock exchange listing fees  . . .     23,094
          Legal fees and expenses  . . . . . .   15,000*
          Accounting fees and expenses . . .     10,000*
          Total  . . . . . . . . . . . . . . .  $79,397*
     *  Estimated.

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Subsection (a) of Section 145 of the General Corporation Law of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and any person serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers that corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145, including liabilities under the Securities Act of 1933, as amended.

          Article V of the Registrant's By-Laws provides for indemnification of the Registrant's officers and directors to the full extent allowed by Delaware law.

          In addition, Article IV of the Registrant's Restated Certificate of Incorporation provides that the Registrant's directors do not have personal liability to the Registrant or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except
     (i) for a breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to the Registrant or its stockholders for any violation of their fiduciary duty.

          The Registrant has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under DGCL. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of the Registrant.

          The Registrant has entered into indemnification agreements with each of its directors (the "Indemnification Agreements"). The Indemnification Agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, employee, trustee, agent or fiduciary of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. The Indemnification Agreements further provide that the Registrant has the burden of proving that a director is not entitled to indemnification in any particular case.

          The foregoing represents a summary of the general effect of the DGCL, the Registrant's By-Laws and Restated Certificate of
     Incorporation, the Registrant's directors and officers liability insurance coverage and the Indemnification Agreements for purposes of general description only.

     ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     EXHIBIT        DESCRIPTION OF EXHIBIT

     (4)  A.        Restated Certificate of Incorporation - Incorporated by
                    reference to Exhibit (3)A of the Registrant's Form 10-K
                    Annual Report for the year ended December 31, 1992.

          B. By-Laws, as amended through December 18, 1992 - Incorporated by reference to Exhibit 4(c) of the Registrant's Registration Statement on Form S-8 dated July 1, 1993 (No. 33-65364).

          C. (i) Amended and Restated Rights Agreement dated as of February 14, 1986, as amended and restated as of July 15, 1988 - Incorporated by reference to Exhibit (4) of the Registrant's Form 8-K dated July 15, 1993.

                    (ii) First Amendment, dated as of September 10, 1990 to the Amended and Restated Rights Agreement - Incorporated by reference to Exhibit (4) of the Registrant's Current Report on Form 8-K dated September 11, 1990.

          D. Form of Common Stock Certificate - Incorporated by reference to Exhibit (4)A(ii) of the Registrant's Form 10-K Annual Report for the year ended December 31, 1992.

     (5) Opinion of legal counsel regarding legality of securities being registered.*

     (15) Letter regarding unaudited interim financial information.*

     (23) A.        Consent of Coopers & Lybrand L.L.P.*

          B.        Consent of KPMG Deutsche Treuhand-Gesellschaft.*

          C.        Consent of counsel - See Exhibit (5).*

     (24)           Powers of Attorney.*
     ______________________________________________
     *Filed electronically with the initial filing.

     ITEM 17.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota.

     Dated:  January 10, 1995                 ECOLAB INC.

                                        By:/s/ Pierson M. Grieve
                                           Pierson M. Grieve
                                           Chairman of the Board and
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                    TITLE                         DATE

/s/ Pierson M. Grieve         Chairman of the Board and Chief  January 10, 1995
    Pierson M. Grieve         Executive Officer
                              (Principal Executive Officer
                              and Director)

/s/ Michael E. Shannon        Vice Chairman, Chief Financial   January 10, 1995
    Michael E. Shannon        and Administrative Officer
                              (Principal Financial Officer
                              and Director)

/s/ Arthur E. Henningsen, Jr. Vice President and Controller    January 10, 1995
    Arthur E. Henningsen, Jr. (Principal Accounting Officer)

/s/ Kenneth A. Iverson         Directors                       January 10, 1995
    Kenneth A. Iverson,
    as attorney-in-fact for
    Ruth S. Block, Russell G. Cleary
    Jerry W. Levine, James J. Howard,
    Reuben F. Richards, Richard L. Schall,
    Allan L. Schuman, Philip L. Smith,
    Hugo Uyterhoeven  and Albrecht Woeste

    Directors not signing:
       John H. Dasburg

                                  EXHIBIT INDEX


      EXHIBIT        DESCRIPTION OF EXHIBIT


      (4)  A.        Restated Certificate of
                     Incorporation - Incorporated by
                     reference to Exhibit (3)A of the
                     Registrant's Form 10-K Annual
                     Report for the year ended December
                     31, 1992.

           B.        By-Laws, as amended through
                     December 18, 1992 Incorporated by
                     reference to Exhibit 4(c) of the
                     Registrant's Registration Statement
                     on Form S-8 dated July 1, 1993 (No.
                     33-65364).

           C.        (i)  Amended and Restated Rights
                     Agreement dated as of February 14,
                     1986, as amended and restated as of
                     July 15, 1988 - Incorporated by
                     reference to Exhibit (4) of the
                     Registrant's Form 8-K dated July
                     15, 1993.

                     (ii)  First Amendment, dated as of
                     September 10, 1990 to the Amended
                     and Restated Rights Agreement -
                     Incorporated by reference to
                     Exhibit (4) of the Registrant's
                     Current Report on Form 8-K dated
                     September 11, 1990.

           D.        Form of Common Stock Certificate -
                     Incorporated by reference to
                     Exhibit (4)A(ii) of the
                     Registrant's Form 10-K Annual
                     Report for the year ended December
                     31, 1992.

      (5)            Opinion of legal counsel regarding
                     legality of securities being
                     registered.*

      (15)           Letter regarding unaudited interim
                     financial information.*

      (23) A.        Consent of Coopers & Lybrand L.L.P.*

           B.        Consent of KPMG Deutsche Treuhand-
                     Gesellschaft.*

           C.        Consent of counsel - See Exhibit
                     (5).*

      (24)           Powers of Attorney.*
      _____________________________________________
      *Filed electronically with the initial filing.